Exhibit 3.3

NUMBER		SHARES
ISI	InfraSource™
COMMON STOCK PAR VALUE $0.001	INFRASOURCE SERVICES, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE THIS CERTIFICATE IS TRANSFERABLE IN CHICAGO, ILLINOIS OR NEW YORK, NEW YORK	CUSIP 45684P 10 2 SEE REVERSE FOR CERTAIN DEFINITIONS

This Certifies that

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF
INFRASOURCE SERVICES, INC.

(the "Corporation"), a Delaware corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by the holder's duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Corporation's transfer agent and registrar.

        IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated:

/s/ TERENCE R. MONTGOMERY SECRETARY	[SEAL]	/s/ DAVID R. HELWIG CHIEF EXECUTIVE OFFICER

Countersigned and Registered:

    LASALLE BANK NATIONAL ASSOCIATION

            Transfer Agent
            and Registrar,

By

            Authorized Signature

INFRASOURCE SERVICES, INC.

        The Corporation will furnish without charge to each stockholder who so requests a statement or a summary of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof which the Corporation is authorized to issue and of the qualifications, limitations or restrictions of such preferences and/or rights. Such requests may be made to the office of the Secretary of the Corporation or the Transfer Agent named on the face of this Certificate.

        The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	–	as tenants in common	UNIF (GIFT)(TRANS) MIN ACT	–		Custodian
TEN ENT	–	as tenants by the entireties			(Cust)		(Minor)
JT TEN	–	as joint tenants with right of
		survivorship and not as			under Uniform Gifts to Minors
		tenants in common			Act
(State)

Additional abbreviations may also be used though not in the above list.

        For Value received,                                                   hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

                                                                                                                                                                                                                 Shares

represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                                                                                                     Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:	THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.